UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2022

ORIGINCLEAR, INC.

(Name of registrant as specified in its charter)

Nevada	333-147980	26-0287664
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or organization)		Identification Number)

13575 58th Street North, Suite 200 Clearwater, FL	33760
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (323) 939-6645

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b2 of the Securities Exchange Act of 1934 (§240.12b2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

Exchange of Preferred Shares

On February 14, 2022, certain holders of OriginClear, Inc.’s (the “Company”) Series F preferred stock exchanged an aggregate of 100 shares of Series F preferred stock for 100 shares of the Company’s Series Q preferred stock.

Between January 3, 2022 and February 14, 2022, certain holders of the Company’s Series K preferred stock exchanged an aggregate of 35 shares of Series K preferred stock for 35 shares of the Company’s Series W preferred stock.

Between January 20, 2022 and January 25, 2022, certain holders of the Company’s Series V preferred stock exchanged an aggregate of 4 shares of Series V preferred stock for 4 shares of the Company’s Series Y preferred stock.

Sales of Preferred Shares

Between February 18, 2022 and February 25, 2022, the Company entered into subscription agreements with certain accredited investors pursuant to which the Company sold an aggregate of .3 shares of the Company’s Series Y preferred stock for an aggregate purchase price of $30,000. The Company also issued an aggregate of 240,000 warrants to these investors.

On February 18, 2022, the Company entered into a subscription agreement with a certain accredited investor pursuant to which the Company sold an aggregate of 25 shares of the Company’s Series Z preferred stock for an aggregate purchase price of $250,000. The Company also issued an aggregate of 2,500,000 warrants to the investor.

In connection with the foregoing, the Company relied upon the exemption from registration provided under Section 4(a)(2) under the Securities Act for transactions not involving a public offering.

Conversion of Preferred Shares

On February 22, 2022, holders of the Company’s Series L preferred stock converted an aggregate of 5 Series L shares into an aggregate of 195,925 shares of the Company’s common stock.

Between January 25, 2022 and February 14, 2022, holders of the Company’s Series R preferred stock converted an aggregate of 143 Series R shares into an aggregate of 9,782,806 shares of the Company’s common stock.

On February 25, 2022, holders of the Company’s Series T preferred stock converted an aggregate of 145 Series T shares into an aggregate of 17,193,676 shares of the Company’s common stock.

On January 25, 2022, holders of the Company’s Series U preferred stock converted an aggregate of 25 Series U shares into an aggregate of 1,569,502 shares, including make-good shares, of the Company’s common stock.

In connection with the foregoing, the Company relied upon the exemption from registration provided under Section 4(a)(2) under the Securities Act for transactions not involving a public offering.

Conversion of Notes

On January 7, 2022, holders of convertible promissory notes converted an aggregate principal and interest amount of $119,634 into an aggregate of 12,461,909 shares of the Company’s common stock.

In connection with the foregoing, the Company relied upon the exemption from registration provided under Section 4(a)(2) under the Securities Act for transactions not involving a public offering.

Issuance of Common Stock

Between January 21, 2022 and February 28, 2022, the Company issued to consultants an aggregate of 7,434,330 shares of the Company’s common stock for services.

Between February 23, 2022 and February 25, 2022, the Company entered into settlement agreements with certain accredited investors pursuant to which the Company issued an aggregate of 107,802,675 shares of the Company’s common stock in settlement of certain claims with such persons.

In connection with the foregoing, the Company relied upon the exemption from registration provided under Section 4(a)(2) under the Securities Act for transactions not involving a public offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORIGINCLEAR, INC.

March 1, 2022	By:	/s/ T. Riggs Eckelberry
Name: T. Riggs Eckelberry Title: Chief Executive Officer

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